EXHIBIT 1
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                        AGREEMENT AND PLAN OF MERGER

                          DATED OCTOBER 13, 1995

                                  AMONG

                       STRATEGIC TECHNOLOGIES INC.,

                                   AND

                          STRATEGIC FLORIDA INC.

                                   AND

                       DIGITAL PRODUCTS CORPORATION


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                        T A B L E   O F   C O N T E N T S
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                                                                            Page

                                    ARTICLE 1
                                   THE MERGER

     The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
     Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
     Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
     Effects of the Merger  . . . . . . . . . . . . . . . . . . . . . . . .    2
     Articles of Incorporation and By-Laws  . . . . . . . . . . . . . . . .    3
     Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
     Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3


                                    ARTICLE 2
                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

     Effect on Capital Stock  . . . . . . . . . . . . . . . . . . . . . . .    3
     Exchange of Certificates . . . . . . . . . . . . . . . . . . . . . . .    5
     Effect of Merger on Digital Options  . . . . . . . . . . . . . . . . .    7
     Effect of Merger on Digital Warrants . . . . . . . . . . . . . . . . .    7


                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

     Representations and Warranties of Digital  . . . . . . . . . . . . . .    8
     Representations and Warranties of Strategic  . . . . . . . . . . . . .   18


                                    ARTICLE 4
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

     Conduct of Business  . . . . . . . . . . . . . . . . . . . . . . . . .   27
     No Solicitation  . . . . . . . . . . . . . . . . . . . . . . . . . . .   31

                                    ARTICLE 5
                              ADDITIONAL AGREEMENTS

     Preparation of Form F-4 and the Joint Proxy Statement; Stockholders'
          Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
     Letter of Digital's Accountants  . . . . . . . . . . . . . . . . . . .   34
     Letter of Strategic's Accountants  . . . . . . . . . . . . . . . . . .   34
     Access to Information; Confidentiality . . . . . . . . . . . . . . . .   34
     Best Efforts; Notification . . . . . . . . . . . . . . . . . . . . . .   35
     Stock Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
     Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
     Indemnification and Insurance  . . . . . . . . . . . . . . . . . . . .   37
     Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . .   38








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     Public Announcements . . . . . . . . . . . . . . . . . . . . . . . . .   39
     Affiliates and Certain Stockholders  . . . . . . . . . . . . . . . . .   39
     Stockholder Litigation . . . . . . . . . . . . . . . . . . . . . . . .   39
     Directorships  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39


                                    ARTICLE 6
                              CONDITIONS PRECEDENT

     Conditions to Each Party's Obligation to Effect the Merger . . . . . .   40
     Conditions to Obligations of Strategic and Merger Sub  . . . . . . . .   40
     Conditions to Obligations of Digital . . . . . . . . . . . . . . . . .   42
     Frustration of Closing Condition . . . . . . . . . . . . . . . . . . .   43


                                    ARTICLE 7
                        TERMINATION, AMENDMENT AND WAIVER

     Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
     Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . .   45
     Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
     Extension; Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . .   45
     Procedure for Termination, Amendment, Extension or Waiver  . . . . . .   45


                                    ARTICLE 8
                               GENERAL PROVISIONS

     Nonsurvival of Representations and Warranties  . . . . . . . . . . . .   46
     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
     Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
     Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
     Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
     Entire Agreement; No Third-Party Beneficiaries . . . . . . . . . . . .   48
     Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
     Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
     Enforcement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
     Execution and Attestation  . . . . . . . . . . . . . . . . . . . . . .   49

                          AGREEMENT AND PLAN OF MERGER


AGREEMENT AND PLAN OF MERGER (this "Agreement") made as of October 13, 1995


AMONG:

          STRATEGIC TECHNOLOGIES INC., a British Columbia, Canada corporation

          ("Strategic")
AND:

          STRATEGIC FLORIDA INC., a Florida corporation wholly owned by Strategic

          ("Merger Sub")

AND:

          DIGITAL PRODUCTS CORPORATION, a Florida corporation

          ("Digital")


WHEREAS:

(A) The boards of directors of each of Strategic and Digital have determined that a business combination between them is in the best interests of their respective companies and shareholders and presents an opportunity for their respective companies to achieve long term strategic and financial benefits and accordingly have agreed to effect the merger provided for herein upon the terms and subject to the conditions set forth herein;

(B) Strategic and Digital executed a letter agreement dated August 1, 1995 as amended or extended on August 31, 1995, September 15, 1995, September 22, 1995 and October 6, 1995, respecting the business combination which this Agreement is to supersede;

NOW THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE (1)

                                   THE MERGER
The Merger

1.1 Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Florida Business Corporations Act (the "Florida Code"), Merger Sub shall be merged with and into Digital at the Effective Time of the Merger (as defined in Section 1.3). Following the Effective Time of the Merger, the separate corporate existence of Merger Sub shall cease and Digital shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the Florida Code.

Closing

1.2 The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which (subject to satisfaction or waiver of the conditions set forth in Section 6.2 and Section 6.3) shall be no earlier than December 20th, 1995, and no later than the second business day after satisfaction of the conditions set forth in Section 6.1, at the offices of Lang Michener Lawrence & Shaw at the address set forth in Section 8.2, unless another date or place is agreed to in writing by the parties hereto.

Effective Time

1.3 Subject to the provisions of this Agreement, as soon as practicable following the satisfaction or waiver of the conditions set forth in Article 6, the parties shall file a certificate of merger, articles of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the Florida Code and shall make all other filings or recordings required under the Florida Code. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Florida, or at such other time as Merger Sub and Digital shall agree should be specified in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time of the Merger").

Effects of the Merger

1.4 The Merger shall have the effects set forth in Section 607.1106 of the Florida Code.

Articles of Incorporation and By-Laws

1.5 (a) The articles of incorporation of Digital, as in effect immediately prior to the Effective Time of the Merger, shall not be amended as of the Effective Time of the Merger and such articles of incorporation shall be the articles of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     (b) The by-laws of Digital as in effect at the Effective Time of the Merger shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

Directors

1.6 The directors of Digital at the Effective Time of the Merger shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

Officers

1.7 The officers of Digital at the Effective Time of the Merger shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                    ARTICLE 2

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

Effect on Capital Stock

2.1 As of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holder of any shares of Digital Common Stock or any shares of capital stock of Merger Sub:


     (a) Capital Stock of Merger Sub. Each of the issued and outstanding 100 shares of capital stock of Merger Sub shall be converted into and become one fully paid and non-assessable share of Common Stock, par value $0.025 per share, of the Surviving Corporation.

     (b) Cancellation of Treasury Stock. Each share of Digital Common Stock that is owned by Digital or by any subsidiary (as defined in Section 8.3) of Digital shall automatically be cancelled and retired and shall cease to exist, and no Strategic Common Stock or other consideration shall be delivered in exchange therefor.

     (c) Conversion of Digital Common Stock. Subject to Section 2.2(e), each issued and outstanding share of Digital Common Stock (other than shares to be cancelled in accordance with Section 2.1(b)) shall be converted into the right to receive .379291 of a fully paid and non-assessable share of Strategic Common Stock (the "Exchange Ratio"). As of the Effective Time of the Merger, all such shares of Digital Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Digital Common Stock shall cease to have any rights with respect thereto, except the right to receive the shares of Strategic Common Stock to be issued or in consideration therefor upon surrender of such certificate in accordance with Section 2.2.

     (d) Adjustment of Exchange Ratio. If, prior to the Effective Time, Strategic recapitalizes through a subdivision of its outstanding shares into a greater number of shares, or a combination of its outstanding shares into a lesser number of shares, or reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares or other classes, or declares a dividend on its outstanding shares payable in shares of its capital stock or securities convertible into shares of its capital stock, then the Exchange Ratio will be adjusted appropriately so as to maintain the relative proportionate interests of the holders of Strategic Common Stock and Digital Common Stock as of the date of this Agreement.

     (e) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Digital Common Stock outstanding immediately prior to the Effective Time of the Merger held by a holder (if any) who is entitled to demand, and who properly demands, appraisal for such shares in accordance with Section 607.1302 to 607.1320 of the Florida Code ("Dissenting Shares") shall not be converted into a right to receive Common Stock of Strategic Common Stock unless such holder fails to perfect or otherwise loses such holder's right to appraisal, if any. If, after the Effective time of the Merger, such holder fails to perfect or loses any such right to appraisal, such shares shall be treated as if they had been converted as of the Effective Time of the Merger into the right to receive Strategic Common Stock pursuant to Section 2.1(c). Digital shall give prompt notice to Strategic of any demands received by Digital for appraisal of shares of Digital Common Stock, and Strategic shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Digital shall not, except with the prior written consent of Strategic, make any payment with respect to, or settle or offer to settle, any such demands.

Exchange of Certificates

2.2 (a) Exchange Agent. As of the Effective Time of the Merger, Strategic shall deposit with The Montreal Trust Company of Canada or such other bank or trust company as may be designated by Strategic and reasonably acceptable to Digital (the "Exchange Agent"), for the benefit of the holders of shares of Digital Common Stock, for exchange in accordance with this Article 2, through the Exchange Agent, certificates representing the shares of Strategic Common Stock (such shares of Strategic Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") issuable pursuant to
     Section 2.1 in exchange for outstanding shares of Digital Common Stock.

     (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time of the Merger, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time of the Merger represented outstanding shares of Digital Common Stock (the "Certificates") whose shares were converted into the right to receive shares of Strategic Common Stock pursuant to Section 2.1,
     (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Strategic may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Strategic Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Strategic, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Strategic Common Stock which such holder has the right to receive pursuant to the provisions of this Article 2, and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of record of Digital Shares, a certificate representing the proper number of shares of Strategic Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of shares of Strategic Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of Strategic that such tax has been paid or is not applicable. Until surrendered as contemplated by this
     Section 2.2, each Certificate shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive upon such surrender the certificate representing shares of Strategic Common Stock as contemplated by this Section 2.2.

     (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Strategic Common Stock with a record date after the Effective Time of the Merger shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Strategic Common Stock represented thereby until the surrender of such Certificate in accordance with this Article 2. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificate representing whole shares of Strategic Common Stock issued in exchange therefor, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time of the Merger theretofore paid with respect to such whole shares of Strategic Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time of the Merger but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Strategic Common Stock.

     (d) No Further Ownership Rights in Digital Common Stock. All shares of Strategic Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article 2 (including any cash paid pursuant to Section 2.2(c)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Digital Common Stock theretofore represented by such Certificates, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time of the Merger which may have been declared or made by Digital on such shares of Digital Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time of the Merger, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Digital Common Stock which were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article 2, except as otherwise provided by law.

     (e) No Fractional Shares. No certificates or scrip representing fractional shares of Strategic Common Stock shall be issued upon the surrender for exchange of Certificates. Any holder of Digital Common Stock who would otherwise receive a fractional share shall, upon surrender of such shareholder's certificate or certificates representing Strategic Common Stock, receive a share certificate adjusted to the next higher whole number of Strategic Common Stock.

     (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time of the Merger shall be delivered to Strategic, upon demand, and any holders of the Certificates who have not theretofore complied with this Article 2 shall thereafter look only to Strategic for payment of their claim for Strategic Common Stock and any dividends or distributions with respect to Strategic Common Stock.

     (g) No Liability. None of Strategic, Merger Sub, Digital or the Exchange Agent shall be liable to any person in respect of any shares of Strategic Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven years after the Effective Time of the Merger (or immediately prior to such earlier date on which any shares of Strategic Common Stock, any dividends or distributions with respect to Strategic Common Stock in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.1(d)), any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

Effect of Merger on Digital Options

2.3 Digital shall cause all options to purchase shares of Digital Common Stock (each, a "Digital Stock Option") to terminate as of the Effective Time (if not exercised prior to such time) and the holder of any such Digital Stock Option shall have no further rights except as otherwise provided in the applicable Digital Stock Option agreement. Each stock option plan of Digital shall automatically terminate at the Effective Time, and participants in such plans shall have no further rights thereunder. Digital shall deliver to holders of Digital Stock Options appropriate notices describing the treatment of the options held by such holder.

Effect of Merger on Digital Warrants

2.4 As of the date of this Agreement, Digital has outstanding 750,000 warrants to purchase Digital Common Stock with the exercise price of $2.00 and the termination date of November 22, 1996 (the "Acorn Warrants") and 1,955,000 warrants to purchase Digital Common Stock with the exercise price of $25.00 and the termination date of February 7, 1997 (the "Class B Warrants"). As of the Effective Time of the Merger, each of the Acorn Warrants and the Class B Warrants shall be assumed by Strategic by written agreement in accordance with the terms and conditions of such warrants. At least fifteen days prior to the Effective Date, Digital shall send to each of the holders of the Acorn Warrants and the Class B Warrants a notice containing a brief description of the Merger and the effect of the Merger on such warrants, as well as a copy of the written agreement of Strategic pursuant to which Strategic will assume such warrants as of the Effective Time of the Merger.

                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

Representations and Warranties of Digital

3.1 Except as set forth on the Disclosure Schedule delivered by Digital to Strategic prior to the execution of this Agreement and attached hereto (the "Digital Disclosure Schedule") or except as disclosed in a document delivered to Strategic and set forth on the Document Delivery index dated the date hereof, Digital represents and warrants to Strategic and Merger Sub as follows:

     (a) Organization, Standing and Corporate Power. Each of Digital and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Digital and each of its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate would not have a material adverse effect on Digital. Digital has delivered to Strategic complete and correct copies of its articles of incorporation and by-laws and the certificates of incorporation and by-laws of its subsidiaries, in each case as amended to the date hereof.

     (b) Subsidiaries. Digital's Form 10-K for the fiscal year ended March 31, 1995 lists each subsidiary of Digital. All the outstanding shares of capital stock of each such subsidiary have been validly issued and are fully paid and non-assessable and are owned by Digital, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). Except for the capital stock of its subsidiaries, Digital does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity.

     (c) Capital Structure. The authorized capital stock of Digital consists of 50,000,000 shares of Digital Common Stock, par value $.025 per share.
     At the close of business on October 6, 1995, (i) 11,589,267 shares of Digital Common Stock were issued and outstanding, (ii) 40,061 shares of Digital Common Stock were held by Digital in its treasury, (iii) 1,818,980 shares of Digital Common Stock were reserved for issuance pursuant to the Stock Plans (as defined in Section 5.6) and (iv) 2,705,000 shares of Digital Common Stock were reserved for issuance upon exercise of Digital's outstanding share purchase warrants ("Digital Warrants"). Except as set forth above, at the close of business on October 6, 1995, no shares of capital stock or other voting securities of Digital were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Digital are, and all shares which may be issued pursuant to the Stock Plans will be, when issued, duly authorized, validly issued, fully paid and non-assessable and not subject to pre-emptive rights. There are no bonds, debentures, notes or other indebtedness of Digital having the right to vote (or, except for the Digital Warrants, convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Digital may vote. Except as set forth above, as of the date hereof, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Digital or any of its subsidiaries is a party or by which any of them is bound obligating Digital or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Digital or of any of its subsidiaries or obligating Digital or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are not any outstanding contractual obligations of Digital or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Digital or any of its subsidiaries. There are not any outstanding contractual obligations of Digital to vote or to dispose of any shares of the capital stock of any of its subsidiaries.

     (d) Authority; Noncontravention. Digital has the requisite corporate power and authority to enter into this Agreement and, subject to Digital Stockholder Approval with respect to the Merger, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Digital and the consummation by Digital of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Digital, subject, in the case of the Merger, to Digital Stockholder Approval. This Agreement has been duly executed and delivered by Digital and constitutes a valid and binding obligation of Digital, enforceable against Digital in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Digital or any of its subsidiaries under, (i) the articles of incorporation or by-laws of Digital or the comparable charter or organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Digital or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Digital or any of its subsidiaries or their respective properties or assets, other than, in the case of clause (ii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a material adverse effect on Digital, (y) impair the ability of Digital to perform its obligations under this Agreement or (z) prevent the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state, local or foreign government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign (a "Government Entity"), is required by or with respect to Digital or any of its subsidiaries in connection with the execution and delivery of this Agreement by Digital or the consummation by Digital of the transactions contemplated by this Agreement, except for (1) the filing with the Securities and Exchange Commission (the "SEC") of (A) a proxy statement relating to Digital Stockholder Approval (such proxy statement, together with the proxy statement relating to Strategic Stockholder Approval, in each case as amended or supplemented from time to time, the "Joint Proxy Statement"), and (B) such reports under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (2) the filing of the Certificate of Merger with the Secretary of State of the State of Florida and appropriate documents with the relevant authorities of other states in which Digital is qualified to do business, (3) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the laws of any foreign country in which Digital, Strategic or any of their respective subsidiaries conducts any business or owns any property or assets or (4) such other consents, approvals, orders, authorizations, registrations, declarations and filings as would not individually or in the aggregate (A) have a material adverse effect on Digital, (B) impair the ability of Digital to perform its obligations under this Agreement or (C) prevent the consummation of any of the transactions contemplated by this Agreement.

     (e) SEC Documents; Undisclosed Liabilities. Digital has filed all required reports, schedules, forms, statements and other documents with the SEC since March 31, 1990 (the "SEC Documents"). As of their respective dates, to the knowledge of Digital the SEC Documents filed with the SEC between March 31, 1990 and September 30, 1993 complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents. To the knowledge of Digital, none of the SEC Documents filed with the SEC between March 31, 1990 and September 30, 1993 contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that information contained in any SEC Document has been revised or superseded by a later Filed SEC Document (as defined in Section 3.1(g)). As of their respective dates, the SEC Documents filed with the SEC after September 30, 1993 complied in all material respects with the requirement of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC documents. None of the SEC documents filed with the SEC after September 30, 1993 contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that information containing any SEC Document has been revised or superseded by a later filed SEC Document. The financial statements of Digital included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Digital and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows (or changes in financial position prior to the approval of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 95) for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Other than with respect to ERISA (as defined in Section 3.1(j) below) and tax matters, which are addressed by Section 3.1(j) and Section 3.1(k), respectively, except as set forth in the Filed SEC Documents, neither Digital nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise and whether or not required by generally accepted accounting principles to be recognized or disclosed on a consolidated balance sheet of Digital and its consolidated subsidiaries or in the notes thereto) which individually or in the aggregate could reasonably be expected to have a material adverse effect on Digital.

     (f) Information Supplied. None of the information supplied or to be supplied by Digital specifically for inclusion or incorporation by reference in (i) the registration statement on Form F-4 to be filed with the SEC by Strategic in connection with the issuance of Strategic Common Stock in the Merger (the "Form F-4") or the Schedule 13E-3 will, at the time the Form F-4 or Schedule 13E-3 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to Digital's stockholders or at the time of the Digital Stockholders Meeting (as defined in Section 5.1(b)), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Digital with respect to statements made or incorporated by reference therein based on information supplied by Strategic or Merger Sub specifically for inclusion or incorporation by reference in the Joint Proxy Statement.

     (g) Absence of Certain Changes or Events. Except as disclosed in the SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed SEC Documents"), since the date of the most recent audited financial statements included in the Filed SEC Documents, Digital has conducted its business only in the ordinary course, and there has not been
     (i) any material adverse change in Digital, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Digital's capital stock, (iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) (x) any granting by Digital or any of its subsidiaries to any executive officer or other employee of Digital or any of its subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Filed SEC Documents, (y) any granting by Digital or any of its subsidiaries to any such executive officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Filed SEC Documents or (z) any entry by Digital or any of its subsidiaries into any employment, severance or termination agreement with any such executive officer, (v) any damage, destruction or loss, whether or not covered by insurance, that has or could reasonably be expected to have a material adverse effect on Digital or (vi) any change in accounting methods, principles or practices by Digital materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles.

     (h) Litigation. Except as disclosed in the Filed SEC Documents, there is no suit, action or proceeding pending or, to the knowledge of Digital, threatened against or affecting Digital or any of its subsidiaries (and Digital is not aware of any basis for any such suit, action or proceeding) that individually or in the aggregate could reasonably be expected to (i) have a material adverse effect on Digital, (ii) impair the ability of Digital to perform its obligations under this Agreement or (iii) prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Digital or any of its subsidiaries having, or which is reasonably likely to have, any effect referred to in clause (i), (ii) or (iii) above.

     (i) Absence of Changes in Benefit Plans. Except as disclosed in the Filed SEC Documents, since the date of the most recent audited financial statements included in the Filed SEC Documents, there has not been any adoption or amendment in any material respect by Digital or any of its subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of Digital or any of its subsidiaries. Except as disclosed in the Filed SEC Documents, there exist no employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between Digital or any of its subsidiaries and any current or former employee, officer or director of Digital or any of its subsidiaries.

     (j) ERISA Compliance. Digital has no employee benefit plans as contemplated by the Employee Retirement Income Security Act of 1974 or other liability or obligation under such legislation which has not been fulfilled.

     (k)  Taxes.

          (i) Each of Digital and its subsidiaries has filed all tax returns and reports required to be filed by it or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file or to have extensions granted that remain in effect individually and in the aggregate would not have a material adverse effect on Digital. All returns filed by Digital and each of its subsidiaries are complete and accurate in all material respects to the knowledge of Digital.
          Digital and each of its subsidiaries has paid (or Digital has paid on its behalf) all taxes shown as due on such returns, and the most recent financial statements contained in the Filed SEC Documents reflect an adequate reserve for all taxes payable by Digital and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

          (ii) No deficiencies for any taxes have been proposed, asserted or assessed against Digital or any of its subsidiaries that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not have a material adverse effect on Digital, and no requests for waivers of the time to assess any such taxes have been granted or are pending.

          None of the Federal income tax returns of Digital and each of its subsidiaries consolidated in such returns have been examined by and settled with the United States Internal Revenue Service. The statute of limitations on assessment or collection of any taxes due from Digital or any of its subsidiaries has expired for all taxable years of Digital or any of its subsidiaries through March 31, 1990.

     (l)  No Excess Parachute Payments; Section 162(m) of the Code.

          (iii) Any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of Digital or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation
          Section 1.280G-1) under any arrangement or Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

          (iv) The disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by Digital or any subsidiary of Digital under any contract, plan, program, arrangement or understanding.

     (m) Voting Requirements. The affirmative vote of a majority of the votes cast by the holders of the shares of Digital Common Stock entitled to vote thereon at the Digital Stockholders Meeting with respect to the approval of the Merger is the only vote of the holders of any class or series of Digital's capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement.

     (n) State Takeover Statutes. The Board of Directors of Digital has approved the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement, and such approval is sufficient to render inapplicable to this Agreement, the Merger and the other transactions contemplated by this Agreement the provisions of take-over legislation in the Florida Code. To the best of Digital's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement or any of the transactions contemplated by this Agreement and no provision of the articles of incorporation, by-laws or other governing instruments of Digital or any of its subsidiaries would, directly or indirectly, restrict or impair the ability of Strategic to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of Digital and its subsidiaries that may be acquired or controlled by Strategic.

     (o) Labour Matters. There are no collective bargaining or other labour union agreements to which Digital or any of its subsidiaries is a party or by which any of them is bound. To the best knowledge of Digital, since December 1, 1992, neither Digital nor any of its subsidiaries has encountered any labour union organizing activity, or had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts.

     (p) Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other person, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Digital.

     (q) No Undisclosed Prior Valuations. Digital has not received any valuations of the business of Digital in the 24 months before this Agreement which have not been disclosed to Strategic.

     (r) Accounting Matters. Neither Digital nor, to its best knowledge, any of its affiliates has taken or agreed to take any action that (without giving effect to any action taken or agreed to be taken by Strategic or any of its affiliates) would prevent Strategic from accounting for the business combination to be effected by the Merger as a purchase.

     (s)  Compliance with Applicable Laws.

          (i) Each of Digital and its subsidiaries has in effect all Federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except for the lack of Permits and for defaults under Permits which lack or default individually or in the aggregate would not have a material adverse effect on Digital. Except as disclosed in the Filed SEC Documents, to the knowledge of Digital, Digital and its subsidiaries are in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity, except for possible noncompliance which individually or in the aggregate would not have a material adverse effect on Digital.

          (ii) To the best of Digital's knowledge, each of Digital and its subsidiaries is, and has been, and each of Digital's former subsidiaries, while subsidiaries of Digital, was in compliance with all applicable Environmental Laws, except for possible noncompliance which individually or in the aggregate would not have a material adverse effect on Digital. The term "Environmental Laws" means any Federal, state, local or foreign statute, code, ordinance, rule, regulation, policy, guideline, permit, consent, approval, license, judgment, order, writ, decree, directive, injunction or other authorization, including the requirement to register underground storage tanks, relating to: (1) emissions, discharges, Releases (as defined below) or threatened Releases of Hazardous Material (as defined below), into the environment, including ambient air, soil, sediments, land surface or subsurface, buildings or facilities, surface water, groundwater, publicly-owned treatment works, septic systems or land; (2) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Material; or (3) pollution of the environment or the protection of human health or safety.

          (iii) During the period of ownership or operation by Digital and its subsidiaries of any of their respective current or previously-owned properties, there have been no Releases of Hazardous Material in, on, under or affecting such properties or, to the knowledge of Digital, any surrounding site, except in each case for those which individually or in the aggregate would not have a material adverse effect on Digital. Prior to the period of ownership or operation by Digital and its subsidiaries of any of their respective current or previously-owned properties, to the knowledge of Digital, no Hazardous Material was generated, treated, stored, disposed of, used, handled or manufactured at, or transported, shipped or disposed of from, such current or previously-owned properties, and there were no Releases of Hazardous Material in, on, under or affecting any such property or any surrounding site, except in each case for those which individually or in the aggregate would not have a material adverse effect on Digital. The term "Release" has the meaning set forth in 42 U.S.C. (S) 9601(22). The term "Hazardous Material" means (1) hazardous materials, pollutants, contaminants, constituents, medical wastes, hazardous or infectious wastes and hazardous substances as those terms are defined in the following statutes and their implementing regulations: the Hazardous Materials Transportation Act, 49 U.S.C.
          (S) 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. (S) 9601 et seq., the Occupational Safety and Health Act, 29 U.S.C. (S) 651 et seq., the Clean Water Act, 33 U.S.C. (S) 1251 et seq., the Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq., and the Clean Air Act, 42 U.S.C. (S) 7401 et seq.; (2) petroleum, including crude oil and any fractions thereof;
          (3) natural gas, synthetic gas and any mixtures thereof; (4) asbestos and/or asbestos-containing material; and (5) PCBs, or materials or fluids containing PCBs.

     (t)  Contracts; Debt Instruments.

          (i) Except as disclosed in the Filed SEC Documents, there are no contracts or agreements that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of Digital and its subsidiaries taken as a whole.

          Neither Digital or any of its subsidiaries is in violation of or in default under (nor does there exist any condition upon which the passage of time or the giving of notice would cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other contract, agreement, arrangement or understanding to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that individually or in the aggregate would not have a material adverse effect on Digital.

          (ii) Set forth on the Digital Disclosure Schedule is (x) a list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness of Digital or any of its subsidiaries in an aggregate principal amount in excess of $25,000 is outstanding or may be incurred and (y) the respective principal amounts currently outstanding thereunder. For purposes of this Agreement, "indebtedness" shall mean, with respect to any person, without duplication, (4) all obligations of such person for borrowed money, or with respect to deposits or advances of any kind to such person; (5) all obligations of such person evidenced by bonds, debentures, note or similar instruments; (6) all obligations of such person upon which interest charges are customarily paid;
          (7) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person; (8) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding obligations of supplies incurred in the ordinary course of such person's business); (9) all capitalized lease obligations of such person;
          (10) all obligations of others secured by any lien on property or assets owned or acquired by such person, whether or not the obligations secured thereby have been assumed; (11) all obligations of such person under interest rate or currency hedging transactions (valued at the termination value thereof); (12) all letters of credit issued for the account of such person; and (13) all guarantees and arrangements having the economic effect of a guarantee of such person of any indebtedness of any other person.

     (u)  Title to Properties.

          (i) Each of Digital and each of its subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances or impediments that individually or in the aggregate would not materially interfere with its ability to conduct its business as currently conducted. All such material assets and properties, other than assets and properties in which Digital or any of its subsidiaries has leasehold interests, are free and clear of all Liens, except for Liens that individually or in the aggregate would not materially interfere with the ability of Digital and its subsidiaries to conduct business as currently conducted.

          (ii) Each of Digital and each of its subsidiaries is in compliance in all material respects with the terms of all material leases to which it is a party and under which it is in the occupancy, and all such leases are in full force and effect. Each of Digital and each of its subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

     (v) Intellectual Property. To the best of Digital's knowledge, Digital and its subsidiaries own, or are validly licensed or otherwise have the right to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights and computer programs (collectively, "Intellectual Property Rights") which are material to the conduct of the business of Digital and its subsidiaries taken as a whole. The Digital Disclosure Schedule sets forth a description of all Intellectual Property Rights which are material to the conduct of the business of Digital and its subsidiaries taken as a whole. Except as set forth on the Digital Disclosure Schedule, no claims are pending or, to the knowledge of Digital, threatened that Digital or any of its subsidiaries is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Right. To the knowledge of Digital, except as set forth on the Digital Disclosure Schedule, no person is infringing the rights of Digital or any of its subsidiaries with respect to any Intellectual Property Right.

     (w) Insurance. Digital maintains in good standing the insurance policies more particularly described on the Disclosure Schedule. Digital has not been refused insurance by any carrier. Digital has not received any notice of any claim or suit against it which exceeds or is outside of the coverage of its insurance policies and Digital is not aware of any facts which could lead to a claim or suit against it which could reasonably be expected to exceed or fall outside the coverage of its insurance policies.

Representations and Warranties of Strategic

3.2 Except as set forth on the Disclosure Schedule delivered by Strategic to Digital prior to the execution of this Agreement and attached hereto (the "Strategic Disclosure Schedule"), Strategic represents and warrants to Digital as follows:

     (a) Organization, Standing and Corporate Power. Each of Strategic, the Material Subsidiaries and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Strategic, the Material Subsidiaries and Merger Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate would not have a material adverse effect on Strategic. Strategic has delivered to Digital complete and correct copies of its articles of incorporation and by-laws and the certificates of incorporation and by-laws of its subsidiaries, in each case as amended to the date hereof. All of the outstanding shares of capital stock of the Merger Sub and the Material Subsidiaries have been validly issued and are fully paid and non-assessable and are owned by Strategic, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of every kind or nature whatsoever. The material subsidiaries of Strategic are Tactical Technologies Inc., a British Columbia company, and Strategic Monitoring Services, Inc., a Delaware company and Merger Sub (together, the "Material Subsidiaries").

     (b) Capital Structure. The authorized capital stock of Strategic consists of 25,000,000 shares of Strategic Common Stock. At the close of business on October 13, 1995, 6,054,451 shares of Strategic Common Stock were issued and outstanding. Except as set forth above, at the close of business on October 13, 1995, no shares of capital stock or other voting securities of Strategic were issued, reserved for issuance or outstanding, except for 325,000 shares issuable pursuant to outstanding share purchase warrants exercisable at $2.25 (Cdn.) per Strategic share (the "Strategic Warrants"). All outstanding shares of capital stock of Strategic are, and all shares which may be issued pursuant to this Agreement, when issued, duly authorized, validly issued, fully paid and non-assessable and not subject to pre-emptive rights. There are no bonds, debentures, notes or other indebtedness of Strategic having the right to vote (or, except for the Strategic Warrants, convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Strategic may vote. Except as set forth above, as of the date hereof, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Strategic or any Material Subsidiary is a party or by which any of them is bound obligating Strategic or any Material Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Strategic or any Material Subsidiary or obligating Strategic or Merger Sub to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are not any outstanding contractual obligations of Strategic or any Material Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of Strategic or any Material Subsidiary. There are not any outstanding contractual obligations of Strategic to vote or to dispose of any shares of the capital stock of any Material Subsidiary. As of the date of this Agreement, the authorized capital of Merger Sub consists of 1,000 shares of common stock, without par value, 100 of which have been validly issued for $0.025 each, are fully paid and non-assessable and are owned by Strategic free and clear of any lien.

     (c) Authority; Noncontravention. Strategic and Merger Sub have the requisite corporate power and authority to enter into this Agreement and, subject to Strategic Stockholder Approval with respect to the issuance of Strategic Common Stock and the Merger, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Strategic and the consummation by Strategic of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Strategic, subject, in the case of with respect to the issuance of Strategic Common Stock and the Merger, to Strategic Stockholder Approval. This Agreement has been duly executed and delivered by Strategic and constitutes a valid and binding obligation of Strategic, enforceable against Strategic in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Strategic or any of its subsidiaries under, (i) the articles of incorporation or by-laws of Strategic or the comparable charter or organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Strategic or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Strategic or any of its subsidiaries or their respective properties or assets, other than, in the case of clause (ii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a material adverse effect on Strategic, (y) impair the ability of Strategic to perform its obligations under this Agreement or (z) prevent the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state, local or foreign government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign (a "Government Entity"), is required by or with respect to Strategic or any of its subsidiaries in connection with the execution and delivery of this Agreement by Strategic or the consummation by Strategic of the transactions contemplated by this Agreement, except for
     (1) the filing with the Vancouver Stock Exchange and Securities and Exchange Commission (the "SEC") of (A) a proxy statement relating to Strategic Stockholder Approval (such proxy statement, together with the proxy statement relating to Digital Stockholder Approval, in each case as amended or supplemented from time to time, the "Joint Proxy Statement"), and (B) such reports under the British Columbia Securities Act (the "BC Act") and Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (2) the filing of the Certificate of Merger with the Secretary of State of the State of Florida and appropriate documents with the relevant authorities of other states and Provinces in which Strategic is qualified to do business, (3) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the laws of any foreign country in which Strategic, Digital or any of their respective subsidiaries conducts any business or owns any property or assets or (4) such other consents, approvals, orders, authorizations, registrations, declarations and filings as would not individually or in the aggregate (A) have a material adverse effect on Strategic, (B) impair the ability of Strategic to perform its obligations under this Agreement or (C) prevent the consummation of any of the transactions contemplated by this Agreement.

     (d) BCSC and SEC Documents; Undisclosed Liabilities. Strategic has filed all required reports, schedules, forms, statements and other documents with the British Columbia Securities Commission ("BCSC") and the SEC (under s.12(g) 3-2(b) of the 1934 Securities Exchange Act) since September 30, 1993 (the "Strategic SEC Documents"). As of their respective dates, the Strategic SEC Documents complied in all material respects with the requirements of the BC Act, the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Strategic SEC Documents, and none of the Strategic SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Strategic SEC Document has been revised or superseded by a later filed Strategic SEC Document none of the Strategic SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Strategic included in the Strategic SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the BCSC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Strategic as of the dates thereof and the consolidated results of their operations and cash flows (or changes in financial position for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Filed Strategic SEC Documents, neither Strategic nor Merger Sub has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise and whether or not required by generally accepted accounting principles to be recognized or disclosed on a consolidated balance sheet of Strategic and Merger Sub or in the notes thereto) which individually or in the aggregate could reasonably be expected to have a material adverse effect on Strategic.

     (e) Information Supplied. None of the information supplied or to be supplied by Strategic specifically for inclusion or incorporation by reference in (i) the registration statement on Form F-4 to be filed with the SEC by Strategic in connection with the issuance of Strategic Common Stock in the Merger (the "Form F-4") or the Schedule 13E-3 (the "Schedule 13E-3") will, at the time the Form F-4 or Schedule 13E-3 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to Strategic's stockholders or at the time of the Strategic Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the requirements of the B.C. Act and the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Strategic with respect to statements made or incorporated by reference therein based on information supplied by Digital specifically for inclusion or incorporation by reference in the Joint Proxy Statement.

     (f) Absence of Certain Changes or Events. Except as disclosed in the Strategic SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed Strategic SEC Documents"), since the date of the most recent audited financial statements included in the Filed Strategic SEC Documents, Strategic has conducted its business only in the ordinary course, and there has not been (i) any material adverse change in Strategic, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Strategic's capital stock, (iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) (x) any granting by Strategic or any Material Subsidiary to any executive officer or other employee of Strategic or any Material Subsidiary of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Filed Strategic SEC Documents, (y) any granting by Strategic or any Material Subsidiary to any such executive officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Filed Strategic SEC Documents or (z) any entry by Strategic or any Material Subsidiary into any employment, severance or termination agreement with any such executive officer, (v) any damage, destruction or loss, whether or not covered by insurance, that has or could reasonably be expected to have a material adverse effect on Strategic or (vi) any change in accounting methods, principles or practices by Strategic materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles.

     (g) Litigation. Except as disclosed in the Filed Strategic SEC Documents, there is no suit, action or proceeding pending or, to the knowledge of Strategic, threatened against or affecting Strategic or any Material Subsidiary (and Strategic is not aware of any basis for any such suit, action or proceeding) that individually or in the aggregate could reasonably be expected to (i) have a material adverse effect on Strategic,
     (ii) impair the ability of Strategic to perform its obligations under this Agreement or (iii) prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Strategic or any Material Subsidiary having, or which is reasonably likely to have, any effect referred to in clause (i), (ii) or
     (iii) above.

     (h) Voting Requirements. The affirmative vote of a majority of the votes cast by the holders of the shares of Strategic Common Stock entitled to vote thereon at the Stockholders Meeting with respect to the approval of the Merger is the only vote of the holders of any class or series of Strategic's capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement.

     (i) Labour Matters. There are no collective bargaining or other labour union agreements to which Strategic or any Material Subsidiary is a party or by which any of them is bound. To the best knowledge of Strategic, since incorporation, neither Strategic nor any Material Subsidiary has encountered any labour union organizing activity, or had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts.

     (j) Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other person is entitled to any broker's. finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Strategic.

     (k) No Undisclosed Prior Valuations. Strategic has not received any valuations of the business of Strategic in the 24 months before this Agreement which have not been disclosed to Digital.

     (l) Accounting Matters. Neither Strategic nor, to its best knowledge, any of its affiliates has taken or agreed to take any action that (without giving effect to any action taken or agreed to be taken by Digital or any of its affiliates) would prevent Digital from accounting for the business combination to be effected by the Merger as a purchase.

     (m) Interim Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

     (n) Benefit Plans. Neither Strategic nor any Material Subsidiary have any employee benefit plans subject to ERISA.

     (o)  Taxes.

          (i) Strategic and each Material Subsidiary has filed all tax returns and reports required to be filed by it or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file or to have extensions granted that remain in effect individually and in the aggregate would not have a material adverse effect on Strategic. All returns filed by Strategic and each Material Subsidiary are complete and accurate in all material respects to the knowledge of Strategic. Strategic and each Material Subsidiary has paid (or Strategic has paid on its behalf) all taxes shown as due on such returns, and the most recent financial statements contained in the Filed Strategic SEC Documents reflect an adequate reserve for all taxes payable by Strategic and each Material Subsidiary for all taxable periods and portions thereof accrued through the date of such financial statements.

          (ii) No deficiencies for any taxes have been proposed, asserted or assessed against Strategic or each Material Subsidiary that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not have a material adverse effect on Strategic, and no requests for waivers of the time to assess any such taxes have been granted or are pending. None of the Canadian or Federal U.S. income tax returns of Strategic and each Material Subsidiary consolidated in such returns have been examined by and settled with the United States Internal Revenue Service or applicable Canadian taxation authority. The statute of limitations on assessment or collection of any taxes due from Strategic or each Material Subsidiary has expired for all taxable years of Strategic or each Material Subsidiary through September 30, 1991.

     (p)  Compliance with Applicable Laws.

          (i) Strategic and each Material Subsidiary has in effect all Federal, Canadian Provincial, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except for the lack of Permits and for defaults under Permits which lack or default individually or in the aggregate would not have a material adverse effect on Strategic. Except as disclosed in the Filed Strategic SEC Documents, to the knowledge of Strategic, Strategic and the Material Subsidiaries are in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity, except for possible noncompliance which individually or in the aggregate would not have a material adverse effect on Strategic.

          (ii) To the best of Strategic's knowledge, Strategic and each Material Subsidiary is, and has been, in compliance with all applicable Environmental Laws, except for possible noncompliance which individually or in the aggregate would not have a material adverse effect on Strategic. The term "Environmental Laws" means any U.S. Federal, state, local or foreign statute, code, ordinance, rule, regulation, policy, guideline, permit, consent, approval, license, judgment, order, writ, decree, directive, injunction or other authorization, including the requirement to register underground storage tanks, relating to: (14) emissions, discharges, Releases (as defined below) or threatened Releases of Hazardous Material (as defined below), into the environment, including ambient air, soil, sediments, land surface or subsurface, buildings or facilities, surface water, groundwater, publicly-owned treatment works, septic systems or land; (15) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Material; or (16) pollution of the environment or the protection of human health or safety.

          (iii) During the period of ownership or operation by Strategic and each Material Subsidiary of any of their respective current or previously-owned properties, there have been no Releases of Hazardous Material in, on, under or affecting such properties or, to the knowledge of Strategic, any surrounding site, except in each case for those which individually or in the aggregate would not have a material adverse effect on Strategic. Prior to the period of ownership or operation by Strategic and each Material Subsidiary of any of their respective current or previously-owned properties, to the knowledge of Strategic, no Hazardous Material was generated, treated, stored, disposed of, used, handled or manufactured at, or transported, shipped or disposed of from, such current or previously-owned properties, and there were no Releases of Hazardous Material in, on, under or affecting any such property or any surrounding site, except in each case for those which individually or in the aggregate would not have a material adverse effect on Strategic. The term "Release" has the meaning set forth in 42 U.S.C. (S) 9601(22). The term "Hazardous Material" means (1) hazardous materials, pollutants, contaminants, constituents, medical wastes, hazardous or infectious wastes and hazardous substances as those terms are defined in the following statutes and their implementing regulations: the Hazardous Materials Transportation Act, 49 U.S.C. (S) 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. (S) 9601 et seq., the Occupational Safety and Health Act, 29 U.S.C. (S) 651 et seq., the Clean Water Act, 33 U.S.C. (S) 1251 et seq., the Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq., and the Clean Air Act, 42 U.S.C. (S) 7401 et seq.; (2) petroleum, including crude oil and any fractions thereof; (3) natural gas, synthetic gas and any mixtures thereof; (4) asbestos and/or asbestos-containing material; and (5) PCBs, or materials or fluids containing PCBs.

     (q)  Contracts; Debt Instruments.

          (i) Except as disclosed in the Filed Strategic SEC Documents, there are no contracts or agreements that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of Strategic and the Material Subsidiaries taken as a whole.

          Neither Strategic or any Material Subsidiary is in violation of or in default under (nor does there exist any condition upon which the passage of time or the giving of notice would cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other contract, agreement, arrangement or understanding to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that individually or in the aggregate would not have a material adverse effect on Strategic.

          (ii) Set forth on Strategic Disclosure Schedule is (x) a list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness of Strategic or any Material Subsidiary in an aggregate principal amount in excess of $25,000 is outstanding or may be incurred and (y) the respective principal amounts currently outstanding thereunder. For purposes of this Agreement, "indebtedness" shall mean, with respect to any person, without duplication, (17) all obligations of such person for borrowed money, or with respect to deposits or advances of any kind to such person; (18) all obligations of such person evidenced by bonds, debentures, note or similar instruments; (19) all obligations of such person upon which interest charges are customarily paid;
          (20) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person; (21) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding obligations of supplies incurred in the ordinary course of such person's business); (22) all capitalized lease obligations of such person;
          (23) all obligations of others secured by any lien on property or assets owned or acquired by such person, whether or not the obligations secured thereby have been assumed; (24) all obligations of such person under interest rate or currency hedging transactions (valued at the termination value thereof); (25) all letters of credit issued for the account of such person; and (26) all guarantees and arrangements having the economic effect of a guarantee of such person of any indebtedness of any other person.

     (r)  Title to Properties.

          (i) Strategic and each Material Subsidiary has good and marketable title to, or valid leasehold interests in, all its material properties and assets except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances or impediments that individually or in the aggregate would not materially interfere with its ability to conduct its business as currently conducted. All such material assets and properties, other than assets and properties in which Strategic or any Material Subsidiary has leasehold interests, are free and clear of all Liens, except for Liens that individually or in the aggregate would not materially interfere with the ability of Strategic and any Material Subsidiary to conduct business as currently conducted.

          (ii) Strategic and each Material Subsidiary has complied in all material respects with the terms of all material leases to which it is a party and under which it is in the occupancy, and all such leases are in full force and effect. Each of Strategic and each Material Subsidiary enjoys peaceful and undisturbed possession under all such material leases.

     (s) Intellectual Property. To the best of Strategic's knowledge, Strategic and each Material Subsidiary own, or are validly licensed or otherwise have the right to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights and computer programs (collectively, "Intellectual Property Rights") which are material to the conduct of the business of Strategic and each Material Subsidiary taken as a whole. Strategic Disclosure Schedule sets forth a description of all Intellectual Property Rights which are material to the conduct of the business of Strategic and each Material Subsidiary taken as a whole. Except as set forth on Strategic Disclosure Schedule, no claims are pending or, to the knowledge of Strategic, threatened that Strategic or any Material Subsidiary is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Right. To the knowledge of Strategic, except as set forth on Strategic Disclosure Schedule, no person is infringing the rights of Strategic or any Material Subsidiary with respect to any Intellectual Property Right.

     (t) Insurance. Strategic maintains in good standing the insurance policies more particularly described on the Disclosure Schedule. Strategic has not been refused insurance by any carrier. Strategic has not received any notice of any claim or suit against it which exceeds or is outside of the coverage of its insurance policies and Strategic is not aware of any facts which could lead to a claim or suit against it which could reasonably be expected to exceed or fall outside the coverage of its insurance policies.


                                    ARTICLE 4

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

Conduct of Business

4.1       (a)       Conduct of Business by Digital.  Subject to the Interim
          Procedures Agreement of even date, during the period from the date of this Agreement to the Effective Time of the Merger, Digital shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time of the Merger. Notwithstanding the foregoing, Strategic acknowledges that the operations of DPC/International Business Solutions, Inc. have been substantially discontinued and that the operations of BGIS Systems, Co. may be sold or otherwise disposed of by Digital. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time of the Merger, Digital shall not, and shall not permit any of its subsidiaries to:

          (i) (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly owned subsidiary of Digital to its parent, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire any shares of capital stock of Digital or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities for other than nominal consideration;

          (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than (x) the issuance of Digital Common Stock upon the exercise of Employee Stock Options (as defined in Section 5.6) outstanding on the date of this Agreement and in accordance with their present terms and (y) the issuance of Digital Common Stock upon exercise of any warrants by the holders thereof in accordance with their present terms);

          (iii) amend its articles of incorporation, by-laws or other comparable charter or organizational documents;

          (iv) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (y) any assets that individually or in the aggregate are material to Digital and its subsidiaries taken as a whole, except purchases of inventory in the ordinary course of business consistent with past practice;

          (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets, except sales in the ordinary course of business consistent with past practice of inventory or of furniture, fixtures and equipment that are no longer used by or useful to Digital or its subsidiaries;

          (vi) (x) incur any indebtedness, except for short-term borrowings incurred in the ordinary course of business consistent with past practice and except for intercompany indebtedness between Digital and any of its subsidiaries or between such subsidiaries, or (y) make any loans, advances or capital contributions to, or investments in, any other person, other than to Digital or any direct or indirect wholly owned subsidiary of Digital;

          (vii) make or agree to make any new capital expenditure or capital expenditures which individually is in excess of $10,000 or in the aggregate are in excess of $50,000;

          (viii) make any tax election that could reasonably be expected to have a material adverse effect on Digital or settle or compromise any income tax liability;

          (ix) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of Digital included in the Filed SEC Documents or incurred since the date of such financial statements in the ordinary course of business consistent with past practice;

          (x) except in the ordinary course of business, modify, amend or terminate any material contract or agreement to which Digital or any subsidiary is a party of waive, release or assign any material rights or claims thereunder;

          (xi) take any action that (without giving effect to any action taken or agreed to be taken by Strategic or any of its affiliates) would prevent Strategic from accounting for the business combination to be effected by the Merger as a purchase;

          (xii) authorize any of, or commit or agree to take any of, the foregoing actions.

     (b) Conduct of Business by Strategic. Subject to the Interim Procedures Agreement of even date, during the period from the date of this Agreement to the Effective Time of the Merger, Strategic shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time of the Merger. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time of the Merger, Strategic shall not and shall not permit any of its subsidiaries to:

          (i) (x) declare, set aside or pay and dividends on, or make any other distributions in respect of, any capital stock of Strategic or
          (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Strategic's capital stock (other than exchanges in the ordinary course respecting Strategic's Warrant);

          (ii) take any action that (without giving effect to any action taken or agreed to be taken by Digital or any of its affiliates) would prevent Strategic from accounting for the business combination to be effected by the Merger as a purchase;

          (iii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, without the consent of Digital except for Strategic's right hereby granted to issue up to 500,000 shares for gross proceeds of not less than (Cdn.)$750,000 and a per share price of not less than 80% of the then current market price of Strategic's common stock, which shall be the average of the daily closing prices for the 30 consecutive business days ending on the day before the closing of such stock issuance (the "Strategic Interim Financing");

          (iv) amend its articles of incorporation, by-laws or other comparable charter or organizational documents;

          (v) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof of (y) any assets that individually or in the aggregate are material to Strategic and its subsidiaries taken as a whole, except purchases of inventory in the ordinary course of business consistent with past practice, in each case if any such action could reasonably be expected to (A) delay materially the date of mailing of the Joint Proxy Statement or, (B) if it were to occur after such date of mailing, require an amendment of the Joint Proxy Statement; or

          (vi) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets, except sales in the ordinary course of business consistent with past practice of inventory or of furniture, fixtures and equipment that are no longer used by or useful to Strategic or its subsidiaries;

          (vii) authorize any of, or commit or agree to take any of, the foregoing actions.

     (c) Other Actions. Digital and Strategic shall not, and shall not permit any of their respective subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties that are not so qualified becoming untrue in any material respect or (iii) except as otherwise permitted by Section 4.2, any of the any conditions to the Merger set forth in Article 6 not being satisfied.

     (d) Advice of Changes. Digital and Strategic shall promptly advise the other party orally and in writing of any change or event having, or which, insofar as can reasonable be foreseen, would have, a material adverse effect on such party or on the truth of their respective representations and warranties.

No Solicitation

4.2  (a)       Digital shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of or any investment banker, attorney or other advisor or representative of, Digital or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of, any takeover proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal; provided, however, that prior to the Digital Stockholders Meeting to the extent required by the fiduciary obligations of the Board of Directors of Digital, as determined in good faith by the Board of Directors based on the advice of outside counsel, Digital may, (A) in response to an unsolicited request therefor, furnish information with respect to Digital to any person pursuant to a customary confidentiality agreement (as determined by Digital's outside counsel) and discuss such information (but not the terms of any possible takeover proposal) with such person and (B) upon receipt by Digital of a takeover proposal, following delivery to Strategic of the notice required pursuant to Section 4.2(c), participate in negotiations regarding such takeover proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer, director or employee of Digital or any of its subsidiaries or any investment banker, attorney or other advisor or representative of Digital or any of its subsidiaries, whether or not such person is purporting to act on behalf of Digital or any of its subsidiaries or otherwise, shall be deemed to be a breach of this Section 4.2(a) by Digital. For purposes of this Agreement, "takeover proposal" means any proposal for a merger or other business combination involving Digital or any of its subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in, any voting securities of, or a substantial portion of the assets of Digital or any of its subsidiaries, other than the transactions contemplated by this Agreement.

     (b) Neither the Board of Directors of Digital nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Strategic or Merger Sub, the approval or recommendation of such Board of Directors or any such committee of this Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any takeover proposal or (iii) enter into any agreement with respect to any takeover proposal. Notwithstanding the foregoing, in the event the Board of Directors of Digital receives a takeover proposal that, in the exercise of its fiduciary obligations (as determined in good faith by the Board of Directors based on the advice of outside counsel), it determines to be a superior proposal, the Board of Directors may (subject to the following sentences) withdraw or modify its approval or recommendation of this Agreement and the Merger, approve or recommend any such superior proposal, enter into an agreement with respect to such superior proposal or terminate this Agreement, in each case at any time after the second business day following Strategic's receipt of written notice (a "Notice of Superior Proposal") advising Strategic that the Board of Directors has received a superior proposal, specifying the material terms and conditions of such superior proposal and identifying the person making such superior proposal. In the event the Board of Directors of Digital takes any of the foregoing actions with respect to such superior proposal, Digital shall, concurrently with the taking of any such action, permit the exercise by Strategic of the Termination Warrant pursuant to Section 5.9(b). For purposes of this Agreement, "superior proposal" means a bona fide takeover proposal to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the shares of Digital Common Stock then outstanding or all or substantially all the assets of Digital, and otherwise on terms which the Board of Directors of Digital determines in its good faith reasonable judgment to be more favourable to Digital's stockholders than the Merger (based on the written opinion, with only customary qualifications, of Digital's independent financial advisor that the value of the consideration provided for in such proposal is superior to the value of the consideration provided for in the Merger) and for which financing, to the extent required, is then committed or which, in the good faith reasonable judgment of the Board of Directors, is reasonably capable of being financed by such third party.


     (c)       In addition to the obligations of Digital set forth in paragraph
     (b) above, Digital promptly shall advise Strategic orally and in writing of any request for information or of any takeover proposal or any inquiry with respect to or which could lead to any takeover proposal, the identity of the person making any such takeover proposal or inquiry and the material terms and conditions thereof. Digital will keep Strategic generally informed of the status and details of any such request, takeover proposal or inquiry.

                                    ARTICLE 4
                                    ---------

                              ADDITIONAL AGREEMENTS

Preparation of Form F-4 and the Joint Proxy Statement; Stockholders' Meetings

5.1  (a)       The Strategic Common Stock to be issued in the Merger shall be registered under the Securities Act. As soon as practicable following the date of this Agreement, Digital and Strategic shall prepare and file with the SEC and any necessary Canadian regulatory authorities the Joint Proxy Statement and Strategic shall prepare and file with the SEC the Form F-4, in which the Joint Proxy Statement will be included as a prospectus, and Digital shall prepare and file with the SEC the Schedule 13E-3. Each of Digital and Strategic shall use its best efforts to have the Form F-4 declared effective under the Securities Act and any applicable state securities or blue sky laws as promptly as practicable after such filing. Digital will use its best efforts to cause the Joint Proxy Statement to be mailed to Digital's stockholders, and Strategic will use its best efforts to cause the Joint Proxy Statement to be mailed to Strategic's stockholders, in each case as promptly as practicable after the Form F-4 is declared effective under the Securities Act. Strategic shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Strategic Common Stock in the Merger and under the Stock Plans and Digital shall furnish all information concerning Digital and the holders of Digital Common Stock and rights to acquire Digital Common Stock pursuant to the Stock Plans as may be reasonably requested in connection with any such action.

     (b) Digital will, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Digital Stockholders' Meeting") for the purpose of approving the Merger. Strategic will, as promptly as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Strategic Stockholders' Meeting") for the purpose of approving (i) the issuance of the Strategic Common Stock in the Merger, and (ii) the creation of a Strategic Stock Plan to issue 600,000 options exercisable for 5 years at $1.55 Cdn. per Strategic share to such persons as are mutually agreed by Digital and Strategic (the "Strategic Stock Plan"). Digital and Strategic will, through their respective Boards of Directors, recommend to their respective stockholders approval of the foregoing matters, except to the extent that the Board of Directors of Digital shall have withdrawn or modified its approval or recommendation of this Agreement or the Merger as permitted by Section 4.2(b). Strategic and Digital will use reasonable efforts to hold the Digital Stockholders' Meeting and the Strategic Stockholders' Meeting on the same day and use their best efforts to hold such Meetings as soon as practicable after the date hereof.

     (c) Digital shall use its best efforts to obtain the opinion of Marshall & Stevens Incorporated, dated on or about the date that is 10 business days prior to the mailing of the Joint Proxy Statement, to the effect that, as of such date, the Exchange Ratio is fair to Digital's stockholders from a financial point of view, and shall cause a signed copy of such opinion to be delivered to Strategic.

     (d) Strategic shall use its best efforts to obtain the opinion of CWC Capital L.P., dated on or about the date that is 10 business days prior to the mailing of the Joint Proxy Statement, to the effect that, as of such date, the Exchange Ratio is fair to Strategic's stockholders from a financial point of view, and shall cause a signed copy of such opinion to be delivered to Digital.

Letter of Digital's Accountants

5.2 Digital shall use its best efforts to cause to be delivered to Strategic a letter of Richard Eisner & Co., LLP, Digital's independent public accountants, dated a date within two business days before the date on which the Form F-4 shall become effective and a letter of Richard Eisner & Co., LLP, dated a date within two business days before the Closing Date, each addressed to Strategic, in form and substance reasonably satisfactory to Strategic and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form F-4.

Letter of Strategic's Accountants

5.3 Strategic shall use its best efforts to cause to be delivered to Digital a letter of Deloitte & Touche, Chartered Accountants, Strategic's independent public accountants, or such other public accountants as are acceptable to Digital, dated a date within two business days before the date on which the Form F-4 shall become effective and a letter of such accountants, dated a date within two business days before the Closing Date, each addressed to Digital, in form and substance reasonably satisfactory to Digital and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form F-4.

Access to Information; Confidentiality

5.4  (a)       Each of Digital and Strategic shall, and shall cause each of its respective subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time of the Merger to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of Digital and Strategic shall, and shall cause each of its respective subsidiaries to, furnish promptly to the other party (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal, state or Canadian securities laws and (ii) all other information concerning its business, properties and personnel as such other party may reasonably request. Except as required by law, each of Digital and Strategic will hold and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any non-public information in confidence until such time as such information becomes publicly available (otherwise than through the wrongful act of any such person) and shall use its best efforts to ensure that such persons do not disclose such information to others without the prior written consent of Digital or Strategic, as the case may be. In the event of the termination of this Agreement for any reason, Digital and Strategic shall promptly return or destroy all documents containing non-public information so obtained from the other party or any of its subsidiaries and any copies made of such documents. In addition, Strategic and Digital shall not, and shall cause their respective advisors and agents not to, use any such non-public information for any purpose except in furtherance of the transactions contemplated by this Agreement.

     (b) Neither Strategic nor any of its subsidiaries will solicit or employ any employees of Digital or any of its subsidiaries as long as they are employed by Digital or such subsidiary during the period prior to the Effective Time of the Merger (except as contemplated by this Agreement) and, in the event of termination of this Agreement for any reason, for a period of two years after the date of termination.

Best Efforts; Notification

5.5  (a)       Upon the terms and subject to the conditions set forth in this
     Agreement, unless, to the extent permitted by Section 4.2(b), the Board of Directors of Digital approves or recommends a superior proposal, each of the parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the

     Merger and the other transactions contemplated by this Agreement, including
     (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties including those holding Digital options or warrants and (iii) the execution and delivery of any additional instruments necessary to consummate transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, Digital and its Board of Directors shall (A) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the other transactions contemplated by this Agreement and (B) if any state takeover or similar statute or regulation becomes applicable to the Merger, this Agreement or any other transaction contemplated by this Agreement, take all action necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement. Notwithstanding the foregoing, the Board of Directors of Digital shall not be prohibited from taking any action permitted by
     Section 4.2.

     (b) Digital shall give prompt notice to Strategic, and Strategic or Merger Sub shall give prompt notice to Digital, of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

Stock Options

5.6  (a)       As soon as practicable following the date of this Agreement, the
     Board of Directors of Digital (or, if appropriate, any committee administering the Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

          (i) terminate all options to purchase shares of Digital Common Stock (each, a "Digital Stock Option") at the Effective Time; and

          (ii)      terminate each stock option plan of Digital at the Effective
          Time.

     (b) As soon as practicable after the Effective Time of the Merger, Strategic shall deliver to those persons who will be holders of Strategic Stock Options appropriate notices setting forth such holders' rights pursuant to Section 5.1(b) and the agreements evidencing the grants of such Strategic Stock Options.

     (c) Strategic agrees to use reasonable efforts to take such actions as are necessary for the establishment of the Strategic Stock Plan, including the reservation, issuance and listing of Common Stock of Strategic.

     (d) A holder of a Strategic Option may exercise such Strategic Option in whole or in part in accordance with its terms by delivering a properly executed notice of exercise to Strategic, together with the consideration therefor and the Federal or Canadian withholding tax information, if any, required in accordance with the Strategic Stock Plan.

     (e) As promptly as practicable but in no event later than 180 days after the Effective Date of the Merger, Strategic shall file a registration statement on Form S-8 with the SEC covering all of the Strategic Stock Options, and shall keep such registration statement effective until all of the shares of common stock underlying such options have been sold or such options have terminated.

Benefit Plans

5.7 (a) Except as provided in Section 5.6 and subject to the provisions of ERISA and the Code, Strategic agrees to cause the Surviving Corporation to maintain for a period of at least six months after the Effective Time of the Merger the Benefit Plans of Digital and its subsidiaries in effect on the date of this Agreement or to provide benefits to employees of Digital and its subsidiaries that are comparable in the aggregate to those in effect on the date of this Agreement, and thereafter Strategic will cause the employees of the Surviving Corporation to have benefit plans that are at least comparable to those provided to the employees of Strategic. Strategic will cause each employee benefit plan of the Surviving Corporation or Strategic covering such employees of Digital and its subsidiaries to recognize the service of such employees with Digital and its subsidiaries prior to the Closing Date, but only for purposes of eligibility to participate and vesting under any such plan.

     (b) After the Effective Time of the Merger, Strategic intends to grant to key employees of Strategic options to purchase Strategic Common Stock under the Strategic Stock Plan.

Indemnification and Insurance

5.8 (a) Strategic and Merger Sub agree that all rights to indemnification for acts or omissions occurring at or prior to the Effective Time of the Merger now existing in favour of the current or former directors or officers of Digital and its subsidiaries as provided in Digital's certificate of incorporation or by-laws shall survive the Merger and shall continue in full force and effect in accordance with their terms for a period of not less than five years from the Effective Time of the Merger.

     (b) In the event the Surviving Corporation or any of their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of Strategic or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.8.

     (c) This Section 5.8 shall survive the consummation of the Merger at the Effective Time of the Merger, is intended to benefit the persons indemnified pursuant to Section 5.8(a), and shall be binding on all successors and assigns of Strategic and the Surviving Corporation.

Fees and Expenses

5.9 (a) All fees and expenses incurred after August 1, 1995 in connection with the Merger, this Agreement and the transactions contemplated by this Agreement ("Expenses") shall be shared equally by Strategic and Digital if the Merger is not consummated. Notwithstanding the foregoing, Strategic hereby covenants to advance and fund up to $275,000 U.S. of Digital's Expenses hereunder, inclusive of the first $60,000 U.S. funded to the date hereof and with the balance to be funded commencing 45 days from the date of execution hereof. Digital's Expenses shall be paid promptly (within 15 days) on receipt by Strategic of the invoices received by Digital in regard to Expenses subject always to Strategic's right to dispute the reasonableness of such Expenses but only after making payment of same to Digital. For purposes of this paragraph, "Expenses" shall mean all out-of-pocket fees and expenses incurred or paid by or on behalf of Strategic or Digital in connection with the Merger or the consummation of any of the transactions contemplated by this Agreement, including all fees and expenses of counsel, investment banking firms, accountants, experts and consultants to Strategic or Digital.

     (b) Pursuant to a letter agreement dated August 1, 1995, Digital has issued to Strategic a warrant to purchase 500,000 shares of Digital Common Stock exercisable at a price of $0.25 (the "Initial Warrant") in consideration of the partial funding of Digital's Expenses to the extent of $60,000 U.S. by Strategic. Digital shall allot and issue to Strategic on execution hereof a second warrant (the "Second Warrant") to purchase 1,500,000 shares of Digital Common Stock exercisable at a price of $0.25. Subject to paragraph 5.9(c), the Initial Warrant and the Second Warrant (together, the "Termination Warrants") are exercisable if this Agreement terminates without consummation of the Merger as a result of any of the following events in (i) to (vi): (i) the Board of Directors of Digital withdraws or modifies its approval or recommendation of this Agreement or the Merger, approves or recommends another takeover proposal, enters into an agreement with respect to another takeover proposal or terminates this Agreement (other than as a result of a willful and material breach of this Agreement by Strategic or Merger Sub (which breach shall not have been cured within five business days following Strategic's receipt of written notice of such breach from Digital)), (ii) the requisite approval of Digital's stockholders for the Merger is not obtained at the Digital Stockholders' Meeting; (iii) more than 2 1/2% of shares of Digital become subject to dissent; (iv) the Digital Stockholders' Meeting does not occur prior to the termination of this Agreement pursuant to Section 7.1(b)(ii); or (v) there is a material breach of any representation, warranty or covenant hereof by Digital which is not remedied prior to the Effective Time; and/or (vi) the Merger is terminated by virtue of failure to meet the conditions precedent to closing set forth in Section 6.2(d), Section 6.3(e), and/or Section 6.1(d). In the event of the termination of this Merger Agreement pursuant to one of the foregoing events, Strategic may recover any of Digital's Expenses funded by Strategic from Digital solely through the exercise of the Termination Warrants and the application of such funded Expenses to the exercise price which would otherwise be payable by Strategic to Digital upon the exercise of the Termination Warrants. Any Expenses incurred by Strategic in excess of such exercise price (i.e., any Expenses in excess of $500,000) shall not be recovered by Strategic from Digital. Subject to paragraph 5.9(c), any portion of the Termination Warrants desired to be exercised by Strategic in excess of the funded portion of Digital's Expenses shall be paid by Strategic in cash.

     (c) The Second Warrant shall only be exercisable by Strategic to the extent of the incurred and paid Expenses of Digital (i.e. the balance of the Second Warrant shall not be exercisable for a cash payment by Strategic) in the event the Merger terminates for any reason other than those set forth in subsections 5.9(b)(i), (ii), (iv) or section 6.3(e).

     (d) In the event the Merger terminates as a result of an event set forth in subsection 5.9(b)(i), (ii), (iv) or Section 6.3(e), the Second Warrant may be exercisable to the extent of the incurred and paid expenses of Digital and the balance of the Second Warrant may be exercisable for a cash payment by Strategic.

Public Announcements

5.10 Strategic and Merger Sub, on the one hand, and Digital on the other hand, will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by agreement with any stock exchange or by law.

Affiliates and Certain Stockholders

5.11 (a) Prior to the Closing Date, Digital shall deliver to Strategic a letter identifying all persons who are, at the time the Merger is submitted for approval to the stockholders of Digital, "affiliates" of Digital for purposes of Rule 145 under the Securities Act.

     (b) Digital shall deliver to Strategic on the date of the Joint Proxy Statement and on the Closing Date letters, in each case dated as of such respective dates and identifying all persons who are, as of such respective dates, beneficial owners of five percent or more of Digital Common Stock.

Stockholder Litigation

5.12 Digital shall give Strategic the opportunity to participate in the defense or settlement of any stockholder litigation against Digital and its directors relating to the transactions contemplated by this Agreement; provided, however, that no such settlement shall be agreed to without Strategic's consent, which consent shall not be unreasonably withheld.

Directorships

5.13 As of the Effective Time of the Merger, Strategic's Board of Directors shall be expanded to nine directors and Col. Clinton Pagano (Ret.), Michael Marino, Richard Angulo and Thomas P. Gallagher shall be elected as directors of Strategic.


                                    ARTICLE 6

                              CONDITIONS PRECEDENT

Conditions to Each Party's Obligation to Effect the Merger

6.1 The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

     (a) Stockholder Approval. Each of Digital Stockholder Approval and Strategic Stockholder Approval (with respect to both the issuance of Strategic Common Stock in the Merger and the Strategic Stock Plan) shall have been obtained.

     (b) TSE. The shares of Strategic Stock issuable to Digital's stockholders pursuant to this Agreement and under the Stock Plans shall have been approved for trading on The Toronto Stock Exchange subject to official notice of issuance.

     (c) No Injunctions or Restraints. No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect.

     (d) Form F-4. The Form F-4 and Schedule 13e-3 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order. Strategic shall have received all state securities authorizations necessary to issue the Strategic Stock pursuant to this Agreement and under the Stock Plans.

Conditions to Obligations of Strategic and Merger Sub

6.2 The obligations of Strategic and Merger Sub to effect the Merger are further subject to satisfaction or waiver of the following conditions:

     (a) Representations and Warranties. The representations and warranties of Digital set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Digital set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties speak as of an earlier date, and Strategic shall have received a certificate signed on behalf of Digital by the chief executive officer and the chief financial officer of Digital to such effect.

     (b) Performance of Obligations of Digital. Digital shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Strategic shall have received a certificate signed on behalf of Digital by the chief executive officer and the chief financial officer of Digital to such effect.

     (c) Certificates; Letters from Digital Affiliates. Digital shall have delivered to Strategic certified copies of resolutions duly adopted by Digital's Board of Directors and stockholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Strategic and its counsel shall reasonably request prior to the date of the Stockholders Meeting.

     (d) No Litigation. There shall not be pending or threatened by any Governmental Entity any suit, action or proceeding and there shall not be pending or if pending, have been adversely amended from the date hereof by any other person, any suit, action or proceeding which has a reasonable likelihood of success, in such case (i) challenging the acquisition by Strategic or Merger Sub of any shares of Digital Common Stock, seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from Digital, Strategic or Merger Sub any damages that are material in relation to Digital and its subsidiaries taken as a whole or Strategic and its subsidiaries taken as a whole, as applicable, (ii) seeking to prohibit or limit the ownership or operation by Digital, Strategic or any of their respective subsidiaries of any material portion of the business or assets of Digital, Strategic or any of their respective subsidiaries, or to compel Digital, Strategic or any of their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of Digital, Strategic or any of their respective subsidiaries, as a result of the Merger or any of the other transactions contemplated by this Agreement,
     (iii) seeking to impose limitations on the ability of Strategic to acquire or hold, or exercise full rights of ownership of, any shares of Digital Common Stock or common stock of the Surviving Corporation, including the right to vote Digital's Common Stock, or Common Stock of the Surviving Corporation, on all matters properly presented to the stockholders of Digital or the Surviving Corporation, respectively, (iv) seeking to prohibit Strategic or any of its subsidiaries from effectively controlling in any material respect the business or operations of Digital or its subsidiaries or (v) which otherwise could reasonably be expected to have a material adverse effect on Digital or Strategic. In addition, there shall not be any statute, rule, regulation, judgment or order enacted, entered, enforced or promulgated that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (ii) through
     (iv) above.

     (e) Approval of Digital Board of Directors. The Board of Directors of Digital or any committee thereof shall not have withdrawn or modified in a manner adverse to Strategic or Merger Sub its approval or recommendation of the Merger or this Agreement, or approved or recommended any takeover proposal, (ii) Digital shall not have entered into any agreement with respect to any superior proposal in accordance with Section 4.2(b) of this Agreement, (iii) Strategic shall not have received a Notice of Superior Proposal from Digital or two business days shall not have elapsed from the date of such receipt or (iv) the Board of Directors of Digital or any committee thereof shall not have resolved to take any of the foregoing actions referred to in clause (i) or (ii) above.

     (f) Fairness Opinion. Strategic shall have received the opinion of CWC Capital L.P., dated on or about the date that is 10 business days prior to the mailing of the Joint Proxy Statement, to the effect that, as of such date, the Exchange Ratio is fair to Strategic's Stockholders from a financial point of view, a signed copy of which opinion shall have been delivered to Digital.

     (g) Digital Dissenters. No more than 2 1/2% of the outstanding shares of Digital Common Stock immediately prior to the Merger shall constitute Dissenting Shares in accordance with Section 2.1(d).

Conditions to Obligations of Digital

6.3 The obligation of Digital to effect the Merger is further subject to satisfaction or waiver of the following conditions:

     (a) Representations and Warranties. The representations and warranties of Strategic and the Material Subsidiaries set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Strategic and the Material Subsidiaries set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations speak as of an earlier date, and Digital shall have received a certificate signed on behalf of Strategic by the chief executive officer of Strategic to such effect.

     (b) Performance of Obligations of Strategic and Merger Sub. Strategic and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and Digital shall have received a certificate signed on behalf of Strategic by the chief executive officer of Strategic to such effect.

     (c) Certificates. Strategic shall have delivered to Digital certified copies of resolutions duly adopted by Strategic's and Merger Sub's respective Board of Directors and stockholders of Strategic evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Digital and its counsel shall reasonably request prior to the date of Strategic's Stockholders Meeting.

     (d) No Litigation. There shall not be pending or threatened by any Governmental Entity any suit, action or proceeding and there shall not be pending by any other person any suit, action or proceeding which has reasonable likelihood of success, in each case (i) challenging the acquisition by Strategic or Merger Sub of any shares of Digital Common Stock, seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from Digital, Strategic or Merger Sub any damages that are material in relation to Digital and its subsidiaries taken as a whole or Strategic and Merger Sub taken as a whole, as applicable, (ii) seeking to prohibit or limit the ownership or operation by Digital, Strategic or any of their respective subsidiaries of any material portion of the business or assets of Digital, Strategic or any of their respective subsidiaries to compel Digital, Strategic or any of their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of Digital, Strategic or any of their respective subsidiaries, as a result of the Merger or any of the other transactions contemplated by this Agreement,
     (iii) seeking to impose limitations on the ability of Strategic to acquire or hold, or exercise full rights of ownership of, any shares Digital Common Stock or common stock of the Surviving Corporation including the right to vote the Digital Common Stock, or Common Stock of the Surviving Corporation, on all matters properly presented to the stockholders of Digital or the Surviving Corporation, respectively, (iv) seeking to prohibit Strategic or Merger Sub from effectively controlling in any material respect the business or operations of Digital or its subsidiaries or (v) which otherwise could reasonably be expected to have a material adverse effect on Digital or Strategic. In addition, there shall not be any statute, rule, regulation, judgment or order enacted, entered, enforced or promulgated that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (ii) through (iv) above.

     (e) Fairness Opinion. Digital shall have received the opinion of Marshall & Stevens Incorporated dated on or about the date that is 10 business days prior to that mailing of the Joint Proxy Statement, to the effect that, as of such date, the Exchange Ratio is fair to Digital, a signed copy of which opinion shall have been delivered to Strategic.

     (f) Strategic Interim Financing. Strategic shall have received the proceeds of the Strategic Interim Financing.

     (g) Tax Opinion. Strategic shall have caused to be delivered to Digital an opinion of U.S. counsel confirming that the Merger can be effected on a tax-deferred basis to Digital shareholders as outlined in the memorandum of Deloitte & Touche dated October 5, 1995.

Frustration of Closing Condition

6.4 None of Digital, Strategic and Merger Sub may rely on the failure of any condition set forth in Sections 6.1, 6.2 or 6.3, as the case may be, to be satisfied if such failure was caused by such party's failure to act in good faith or to use its best efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by Section 5.5.


                                    ARTICLE 7

                        TERMINATION, AMENDMENT AND WAIVER
Termination

7.1 This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before of after approval of matters presented in connection with the Merger by the stockholders of Digital

     (a)  by mutual written consent of Strategic, Merger Sub and Digital;

     (b)  by either Strategic or Digital:

          (i) if, upon a vote at a duly held Digital Stockholders Meeting or Strategic Stockholders Meeting or any adjournment thereof, any required approval of the stockholders of Digital or Strategic, as the case may be, shall not have been obtained;

          (ii) if the Merger shall not have been consummated on or before April 30, 1996, unless the failure to consummate the Merger is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement; provided, however, that the passage of such period shall be tolled for any part thereof (but not exceeding 60 calendar days in the aggregate) during which any party shall be subject to a non-final order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Merger or the calling or holding of the Stockholders Meeting or the Strategic Stockholders Meeting;

          (iii) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

          (iv) in the event of a breach by the other party of any representation, warranty, covenant or other agreement contained in this Agreement which (A) would give rise to the failure of a condition set forth in Section 6.2(a) or (b) or Section 6.3(a) or (b), as applicable, and (B) cannot be or has not been cured within 30 day after the giving of written notice to the breaching party of such breach (a "Material Breach") (provided that the terminating party is not then in Material Breach of any representation, warranty, covenant or other agreement contained in this Agreement); or

          (v)  by Digital in accordance with the provisions of Section 4.2(b).

Effect of Termination

7.2 In the event of termination of this Agreement by either Digital or Strategic as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Strategic, Sub or Digital, other than the provisions of Section 3.1(p), Section 3.2(j), the last two sentences of Section 5.4, Section 5.9, this Section 7.2 and
Article 8 and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

Amendment

7.3 This Agreement may be amended by the parties at any time before or after any required approval of matters presented in connection with the Merger by the stockholders of Digital and at any time before or after any required approval of matters presented in connection with the issuance of shares of Strategic Common Stock in the Merger and the Strategic Stock Plan by the stockholders of Strategic; provided, however, that after any such approval, there shall be made no amendment that by law requires further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

Extension; Waiver

7.4       At any time prior to the Effective Time of the Merger, the parties may
(a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.3, waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

Procedure for Termination, Amendment, Extension or Waiver

7.5 A termination of this Agreement pursuant to Section 7.1, an amendment of this Agreement pursuant to Section 7.3 or an extension or waiver pursuant to
Section 7.4 shall, in order to be effective, require in the case of Strategic, Merger Sub or Digital, action by its Board of Directors or the duly authorized designee of its Board of Directors.


                                    ARTICLE 8

                               GENERAL PROVISIONS


Nonsurvival of Representations and Warranties

8.1 None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time of the Merger. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time of the Merger.

Notices

8.2 All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a)  if to Strategic, to

          Building A, Unit 102 17802 66th Avenue
          Surrey, British Columbia
          V3S 7X1
          Telecopy: (604) 576-0436
          Attention: Mr. Douglas H. Blakeway

          with a copy to:

          Lang Michener Lawrence & Shaw, to
          2500 Three Bentall Centre, P.O. Box 49200
          595 Burrard Street
          Vancouver, British Columbia
          V7X 1L1
          Telecopy: (604) 685-7084
          Attention:  Mr. Bernhard Zinkhofer, Esq.

     (b)  if to Digital, to

          800 N.W. 33rd Street
          Pompano Beach, Florida
          USA  33064
          Telecopy: (305) 783-9609
          Attention: Mr. Richard Angulo


          with a copy to Mason, Briody, Gallagher & Taylor
          104 Carnegie Centre
          Suite 201
          Princeton, New Jersey
          08540

          Attention: Thomas P. Gallagher, Esq.

Definitions

8.3       For purposes of this Agreement:

     (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

     (b)  "indebtedness" has the meaning assigned thereto in Section 3.1(t)(ii);

     (c) "material adverse change" or "material adverse effect" means, when used in connection with Digital or Strategic, any change or effect that is materially adverse to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of such party and its subsidiaries taken as a whole;

     (d) "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity;

     (e) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person;

     (f)  "superior proposal" has the meaning assigned thereto in Section 4.2;

     (g)  "takeover proposal" has the meaning assigned thereto in Section 4.2;
     and

     (h)  "taxes" has the meaning assigned thereto in Section 3.1(k).

Interpretation

8.4 When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined herein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

Counterparts

8.5 This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Entire Agreement; No Third-Party Beneficiaries

8.6 This Agreement (including the documents and instruments referred to herein)

     (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, and

     (b)  except for the provisions of Article 2, Section 5.6, Section 5.7 and
     Section 5.8, are not intended to confer upon any person other than the parties any rights or remedies.

Governing Law

8.7 This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Assignment

8.8 Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Strategic or to any direct or indirect wholly owned subsidiary or Strategic, but no such assignment shall relieve Merger Sub of any of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

Enforcement

8.9 The parties agree that irreparable damage would occur in the event that any of the provisions of Section 5.4 of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of Section 5.4 of this Agreement in any court of the United States located in the State of Florida state Court. In addition, each of the parties hereto

     (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Florida or any Florida state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement,

     (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and

     (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of Florida.

Execution and Attestation

IN WITNESS WHEREOF, Strategic, Merger Sub and Digital have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date below written.
                                   STRATEGIC TECHNOLOGIES INC.

                                   by:

 Attest:                           /s/ Douglas H. Blakeway
                                   -----------------------------
                                   Douglas H. Blakeway,
                                   Chairman and Chief Executive
                                   Officer

 /s/ Bernhard Zinkhofer            Execution Date:  October 18,
 ----------------------
 Bernhard Zinkhofer,               1995
 Secretary



                                    STRATEGIC FLORIDA INC.
                                    by:

 Attest:                            /s/ Douglas H. Blakeway
                                    ------------------------------

                                    Douglas H. Blakeway,
                                    President and Chief Executive
                                    Officer


 /s/ Berhnard Zinkhofer             Execution Date: October 18,
 ----------------------
 Bernhard Zinkhofer,                1995
 Secretary

                                    DIGITAL PRODUCTS CORPORATION

                                    by:
 Attest:                            /s/ Richard Angulo
                                    ------------------
                                    Richard Angulo,
                                    President and Chief Executive
                                    Officer

 /s/ Thomas P. Gallagher            Execution Date:  October 20,
 -----------------------
 Thomas P. Gallagher                1995
 Secretary

                Digital Products Corporation Disclosure Schedule
                               (Schedules omitted)



          Section 3.1(d)           NONCONTRAVENTION
          Section 3.1(g)           CERTAIN CHANGES OR EVENTS
          Section 3.1(h)           LITIGATION
          Section 3.1(i)           ABSENCE OF CHANGE IN BENEFIT PLANS
          Section 3.1(k)           TAXES
          Section 3.1(t)(i)        MATERIAL CONTACTS
          Section 3.1(t)(ii)       INDEBTEDNESS
          Section 3.1(v)           INTELLECTUAL PROPERTY
          Section 3.1(w)           INSURANCE

                 Strategic Technologies Inc Disclosure Schedule
                               (Schedules Omitted)

          1.   LITIGATION
          2.   INSURANCE
          3.   CONTRACTS, INDEBTEDNESS